UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2019

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4th Floor, Ropemaker Place,
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices)

+44 20 7260 2000 (Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2019 (the “Closing Date”), IHS Markit Ltd. (the “Company”) entered into a senior unsecured 364-day term loan facility (the “Credit Agreement”), among the Company, as the borrower, certain lenders party thereto and PNC Bank National Association, as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a senior unsecured 364-day term loan facility in an aggregate principal amount of $250 million (the “Term Loan Facility”).

On the Closing Date, the Company drew $250 million of Loans (as defined in the Credit Agreement). The proceeds of the Term Loan Facility were used to repay revolving amounts outstanding under the Company’s multi-year credit agreement entered into on June 25, 2018 (the “Multi-Year Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders party thereto, which provides for revolving credit commitments in an aggregate principal amount of $2,000 million.

The Term Loan Facility matures 364 days after the Closing Date and is unsecured. The obligations of the Company under the Term Loan Facility are not guaranteed by any of its subsidiaries. The Term Loan Facility may, at the option of the Company, bear interest based on an alternate base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b) PNC Bank National Association’s “prime rate,” and (c) the Eurodollar rate plus 1.00%) or a “Eurodollar rate” (equal to LIBOR for the selected interest period), plus, in the case of Eurodollar rate loans, an applicable margin of 0.75%.

The Credit Agreement for the Term Loan Facility contains certain financial covenants that are consistent with the covenants contained in the Multi-Year Credit Agreement, including a maximum Leverage Ratio of 3.75:1.00 and a minimum Interest Coverage Ratio of 3.00:1.00, each as more fully described in the Credit Agreement. Such Leverage Ratio test is also subject to modification for certain material acquisitions as set forth in the Credit Agreement.

The Credit Agreement for the Term Loan Facility limits the ability of the Company’s subsidiaries to incur or guarantee additional debt and the ability of the Company and its subsidiaries to incur certain liens and engage in certain fundamental change transactions, in each case consistent with the Multi-Year Credit Agreement. In addition, the Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	Credit Agreement, dated as of September 13, 2019, by and among IHS Markit Ltd., as the Borrower, the lenders party hereto and PNC Bank, National Association, as Administrative Agent and certain lenders party hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKET LTD.

September 19, 2019	By:	/s/ Sari Granat
		Name:	Sari Granat
		Title:	Executive Vice President and General Counsel